EXHIBIT 16




                           PricewaterhouseCoopers LLP






October 6, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

     We have read the statements made by Harbor Bankshares Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 14, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP